Exhibit 99.1

BNB Plus Corp. (BNBX) Secures Initial Commitments for $4.1M in Strategic Financing

Silvermine Capital Leads New and Existing Investor Group in Partnership with GlobalStake to Support Strategic Review of Digital Asset and Biotechnology Businesses

Additional Commitments Expected with the Company Targeting $5m in Total Proceeds

NEW YORK - BNB Plus Corp. (Nasdaq: BNBX) ("BNB Plus" or the "Company"), today announced it has secured initial commitments for $4.1M of convertible preferred stock financing, with additional commitments anticipated to bring total proceeds to $5.0 million (the "Financing"). Proceeds from the Financing will be used to bolster the Company’s digital asset treasury and will provide working capital in support of a comprehensive strategic review. With the anticipated proceeds, the Company expects to hold over $16.4M in cash and digital assets, as valued on May 23, 2026.

Investors in the Financing include Comstock Multichain Fund, an investment vehicle managed by Silvermine Capital Advisors, LLC (“Silvermine”), and other new and existing digital-asset-native institutional investors that specialize in the monetization of undervalued assets, including Off the Chain, LP. In conjunction with the Financing, the Company will enter into an advisory arrangement with GlobalStake Infrastructure, LLC ("GlobalStake"), a SOC 2 Type II certified Web3 infrastructure company, which will lead the strategic review of the Company's business, assets, and capital structure. GlobalStake currently operates cutting-edge bare metal infrastructure in tier 4 and 5 data centers across the globe.

"This financing marks a deliberate step forward for BNBX and reflects investor confidence in our operational trajectory and the distinct value proposition of our business," said Clay Shorrock, Chief Executive Officer of BNB Plus. “With a reduced cost structure and our LineaRx subsidiary (therapeutic DNA production services segment) recently achieving profitability in Q2 FY2026, we believe we have the operational foundation and now the capital resources to pursue a comprehensive strategic review focused on maximizing shareholder value.”

Strategic Review Objectives

The strategic review will prioritize evaluating two potential primary value creation pathways:

•	Digital Asset and Related Infrastructure Opportunities: The review will propose a path to unlock strategic opportunities in digital asset and AI infrastructure, including institutional yield generation and the intersection of agentic AI with digital asset payment mechanisms.

•	Monetization of LineaRx, Inc. (LRx): The Company’s biotech subsidiary, LRx, will undergo a structured assessment to identify potential monetization opportunities, which may include partnerships, licensing arrangements, asset sales, or other transactions designed to realize value for shareholders.

The review will be led by Richard Shorten, Founder of Silvermine and Chairman of GlobalStake. Mr. Shorten brings more than 30 years of experience across institutional finance, corporate law, and emerging technology. Mr. Shorten has served on multiple public company boards and has an established record as a turnaround operator across telecom, media, and digital asset sectors. Shorten noted “As crypto markets rapidly evolve, digital asset treasury companies require increasingly sophisticated strategies to deliver shareholder value. I look forward to working closely with management and the Board to architect a path to realize the Company’s full potential in this dynamic industry.”

Transaction Summary

The Financing consists of two series of convertible preferred stock, both senior to common stock and convertible into common shares on a 1-for-1 basis, with obligations guaranteed by the Company's digital asset treasury subsidiaries. The Series B-1 Preferred Stock (or pre-funded B-1 Preferred Stock purchase warrants in-lieu thereof) is priced at $1.05 per share (representing a 176% premium over the closing price of the Company’s common stock on May 22, 2026), carries an 8.0% annual dividend and a 1.5x liquidation preference, and will be issued to new investors and to existing investors who exercise certain outstanding warrants for cash.

The Series B-2 Preferred Stock (or pre-funded B-2 Preferred Stock purchase warrants in-lieu thereof) is priced at $0.38 per share, carries a 6.0% annual dividend and a 1.0x liquidation preference, and will be issued to existing investors who exchange their existing common stock, common stock issued upon exercise of existing warrants, and certain pre-funded warrants. Certain existing investors may also elect to receive transferable rights to exchange common stock for Series B-2 Preferred Stock on a 1-for-1 basis with respect to shares issuable upon exercise of existing warrants not otherwise exchanged in the Financing.

For the first two years following closing, the Company has the option to satisfy dividend obligations of the preferred stock by accreting the dividend amount into the principal value of each series rather than paying in cash, providing the Company with near-term financial flexibility as it executes its strategic review.

In connection with the Financing, investors in the Series B-1 Preferred Stock will receive warrants to purchase additional shares of the Company's common stock, with coverage equal to 100% of the shares and/or prefunded warrants underlying their preferred investment, at an exercise price equal to $0.76, and exercisable over a three-year period. Additional details regarding the terms of the Financing will be disclosed in a Current Report on Form 8-K filed with the SEC.

Securities Disclaimer

The Financing is being made in reliance on an exemption from the registration requirement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BNB Plus Corp.

BNB Plus unlocks streamlined access to the Binance ecosystem, delivering non-directional yield strategies and long BNB exposure, powering the future of blockchain through a transparent, actively managed BNB treasury. The Company's differentiated strategy blends sophisticated DeFi yield generation with Binance-native opportunities, unlocking access to high-performance digital assets for investors traditionally excluded from the space. Formerly Applied DNA Sciences, Inc., BNB Plus continues to commercialize the Company's proprietary nucleic acid production solutions for the biopharmaceutical and diagnostics markets. For more information, visit www.bnb.plus/.

About Silvermine Capital Advisors, LLC

Silvermine Capital Advisors, LLC brings more than 20 years of investment experience across technology and digital assets, with over $500 million deployed across its transactions. Since 2019, the firm has focused almost exclusively on digital asset infrastructure and early-stage innovation, with a particular emphasis on interoperability and decentralized finance.

About GlobalStake

GlobalStake is a SOC 2 Type II certified Web3 infrastructure company that provides validator operations, yield generation, and strategic advisory services to protocol foundations, institutional investors, custodians, and exchanges. GlobalStake operates sovereign bare-metal infrastructure across major blockchain networks and is a trusted staking yield partner to many of the world's leading custodians, exchanges, and wallet providers. For more information, visit www.globalstake.io.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as "believe," "continues," "focus," "intend," "may," "will," and other words of similar meaning. Forward-looking statements are statements other than historical facts and address various matters including, without limitation, expectations regarding the Company's strategic review process, statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the offering, the entry into or completion of any strategic alternative transaction and the ability to maximize shareholder value, as well as other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company's control, that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risk that the proposed transaction described herein may not be completed in a timely manner or at all, risks related to the review of strategic alternatives, including the ability to identify or consummate a suitable strategic alternative, the Company's ability to regain compliance with the Nasdaq listing requirements, including without limitation, the minimum closing bid price requirement for its common stock, the Company's ability to maintain its listing of securities on Nasdaq, failure to realize the anticipated benefits of its digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions, risks relating to the Company's operations and business, including the highly volatile nature of the price of BNB and other cryptocurrencies, the illiquidity of the OBNB trust units owned by the Company, risks related to the Company's ability to raise and deploy capital effectively, risks relating to an unproven yield generation strategy, the risk that the price of the Company's common stock may be highly correlated to the price of the digital assets that it holds, risks related to a determination that the Company's digital assets are classified as a "security" under federal securities laws and/or the Company is inadvertently deemed an "investment company" under the Investment Company Act of 1940, as amended, risks related to increased competition in the industries in which the Company does and will operate, risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally, risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, risks related to the unknown returns, liquidity and/or token accumulation that the Company's BNB treasury strategy will generate, risks relating to market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to cryptocurrency, and regulatory developments affecting BNB or other digital assets, as well as those risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Investor Relations contact:

John Ragozzino Jr., CFA

BnB@icrinc.com